TRANSACTION OVERVIEW 27% $42 Per Share Sale Price $13.7bn Transaction Value 31.0x 37% 10.6x 34% to 12/31/16 Price to 12-Month VWAP LTM P/E1 LTM EV/EBITDA2 to Prior Close 6/15/17 Source: FactSet (6/15/17), Company filings Based on LTM Adj. Net Income of $437mm as of the quarter ended April 9, 2017, fully diluted shares outstanding of 322.7mm and implied equity value of $13.56bn Based on LTM Adj. EBITDA of $1,293mm as of the quarter ended April 9, 2017 Amazon to Acquire Whole Foods Market: Maximizing Value for All WFM Shareholders Premium Transaction Multiple All Cash Merger 41% to 3/31/17 Price Exhibit 99.2

Important Additional Information and Where to Find It In connection with the proposed transaction, Whole Foods Market will file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, WHOLE FOODS MARKET’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Whole Foods Market files with the SEC (when available) from the SEC’s website at www.sec.gov and Whole Foods Market’s website at http://investor.wholefoodsmarket.com/. In addition, the proxy statement and other documents filed by Whole Foods Market with the SEC (when available) may be obtained from Whole Foods Market free of charge by directing a request to Cindy McCann, Global Vice President, Investor Relations, Whole Foods Market, Inc., 550 Bowie Street, Austin, TX 78703, Phone: 512-542-0204. Media inquiries can be directed to Brooke Buchanan at Brooke.Buchanan@wholefoods.com, Phone: 512-542-0751. Certain Participants in the Solicitation Whole Foods Market, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Whole Foods Market shareholders with respect to shareholder approval of the proposed acquisition of Whole Foods Market. Information regarding the names of Whole Foods Market’s directors and executive officers and their respective interests in Whole Foods Market by security holdings or otherwise is set forth in Whole Foods Market’s Annual Report on Form 10-K for the fiscal year ended September 25, 2016 filed with the SEC on November 18, 2016, Whole Foods Market’s definitive proxy statement for its 2017 Annual Meeting of Shareholders filed with the SEC on January 4, 2017 and Whole Foods Market’s Current Report on Form 8-K dated May 10, 2017. To the extent holdings of such participants in Whole Foods Market’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2017 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Whole Foods Market’s website at http://investor.wholefoodsmarket.com. Amazon to Acquire Whole Foods Market: Maximizing Value for All WFM Shareholders